Exhibit 23.7

CONSENT

We hereby consent to the reference to our valuation report in respect of options granted by Plaza Centers N.V. ("the Company") on, March 23, 2010, May 25, 2010, August  23, 2010, November 18, 2010, August 23, 2011 and November 22, 2011 under the framework of ESOP 2008 , 2011 re-pricing valuation report, which we prepared for the Company, and March 14, 2012, May 22, 2012, August 21, 2012, November 20, 2012 and ESOP No. 1 re-pricing valuation on August 2012 under ESOP No. 2, appearing in the Current Report on Form 6-K of Elbit Imaging Ltd. as filed with the Securities and Exchange Commission on March 31, 2014 and to the incorporation by reference of such Current Report in this Registration Statement on Form F-1/A filed by Elbit Imaging Ltd.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/Financial Immunities Dealing Room Ltd.
Financial Immunities Dealing Room Ltd.

Ness Ziona, Israel
June 10, 2014